Consent of Independent Auditors

We Consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 18, 1996, with respect to the financial statements of Advanced Textiles, Inc. included in Pre-effective Amendment No.2 to the Registration Statement (Form S-1 No.333-10721) and related prospectus of Brunswick Technologies, Inc. for the registration of 2,000,000 shares of its common stock.


                                                  /s/ Ernst & Young LLP
                                                      ------------------
                                                      Ernst & Young LLP




Greensboro, North Carolina
January 3, 1997